United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
April 1, 2022
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware	16-1725106
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events
As previously reported, the members of the Board of Directors of Fidelity National Financial, Inc. (the “Company”) (among others) have been named as defendants in a putative derivative action filed in the Delaware Court of Chancery (the “Court”), styled City of Miami General Employees’ Retirement Trust v. William P. Foley, II, et al. On April 1, 2022, the parties entered into a Stipulation and Agreement of Compromise, Settlement, and Release (the “Stipulation”) to resolve the litigation. A hearing to, among other things, consider and approve the proposed settlement has been scheduled for June 21, 2022 at 1:30 p.m. at the Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801.

Additional information concerning the terms of the proposed settlement, the June 21, 2022 hearing, and the requirements for making any objections can be found in the Stipulation and the Notice of Pendency and Proposed Settlement of Derivative Action, which are attached hereto as Exhibits 99.1 and 99.2 and also available on the Company’s website, at https://www.investor.fnf.com/.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Stipulation and Agreement of Compromise, Settlement, and Release
99.2	Notice of Pendency and Proposed Settlement of Derivative Action

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity National Financial, Inc.
Date:	April 5, 2022	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary